Exhibit 99.4

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

AmpliPhi Biosciences Announces Pricing of $4.0 Million Public Offering of Common Stock

San Diego (Jan. 10, 2018) – AmpliPhi Biosciences Corporation (NYSE American: APHB), a clinical-stage biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, today announced the pricing of a public offering of 4,000,000 shares of its common stock, offered at a price to the public of $1.00 per share, for gross proceeds of $4.0 million, before deducting placement agent fees and offering expenses payable by AmpliPhi. The offering is expected to close on or about January 12, 2018, subject to customary closing conditions.

H.C. Wainwright & Co., LLC is acting as the placement agent for the offering.

AmpliPhi intends to use the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses.

The securities described above are being offered by AmpliPhi pursuant to a shelf registration statement (File No. 333-210974) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on May 13, 2016. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and a final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, electronic copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by e-mailing placements@hcwco.com or by calling (646) 975-6996, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for patients with serious and life-threatening antibiotic-resistant bacterial infections. AmpliPhi’s lead product candidates target multidrug-resistant Staphylococcus aureus and Pseudomonas aeruginosa, which are included on the WHO’s 2017 Priority Pathogens List. Phage therapeutics are uniquely positioned to address the threat of antibiotic-resistance as they can be precisely targeted to kill select bacteria, have a differentiated mechanism of action, can penetrate and disrupt biofilms (a common bacterial defense mechanism against antibiotics), are potentially synergistic with antibiotics and have been shown to restore antibiotic sensitivity to drug-resistant bacteria.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the proposed public offering. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, AmpliPhi claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from AmpliPhi’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering. Additional factors that could cause actual results to differ materially from those stated or implied by AmpliPhi’s forward-looking statements are disclosed in AmpliPhi’s filings with the SEC, including AmpliPhi’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Steve Martin, CFO

AmpliPhi Biosciences

(858) 800-2492

sm@ampliphibio.com